EDISON CAPITAL RESERVES CORPORATION BY-LAWS ARTICLE I STOCKHOLDERS

Section 1. Annual Meeting.

            An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within the State of Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last preceding annual meeting of stockholders.

Section 2. Special Meetings.

            Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place within the State of Delaware, on such date, and at such time as they or he or she shall fix.

Section 3. Notice of Meetings.

            Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation or as otherwise required by law.

            When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at, which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

            At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization.

            The Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the Board of Directors shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.

Section 6. Conduct of Business.

            The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7. Proxies and Voting.

             At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

            Each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in his or her name on the record date for the meeting, except as otherwise provided in the Certificate of Incorporation or as required by law.

            All elections of directors shall be determined by a plurality of the votes cast and, except as otherwise required by law.

            All other matters shall be determined by the affirmative vote of the holders of a majority of the shares present and entitled to vote.

Section 8. Stock List.

            A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

Section 9. Consent of Stockholders in Lieu of Meeting.

            Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office or its principal place of business in Delaware. Such delivery may be made either by hand or by certified or registered mail, return receipt requested.

ARTICLE II BOARD OF DIRECTORS

Section 1. Number and Term of Office.

            The number of directors who shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be three (3). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

            Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board at least equal to the size of the decrease.

Section 2. Vacancies.

            If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

Section 3. Regular Meetings.

            Regular meetings of the Board of Directors shall be held at such place within the State of Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

            Special meetings of the Board of Directors may be called by two-third (2/3) of the directors then in office by the Chief Executive Officer and shall be held at such place within the State of Delaware, on such date, and at such time as the Chief Executive Officer shall fix. Notice of the place, date, and time of each such special meeting shall be given each director (i) by mailing written notice not less than five (5) days before the meeting or (ii) by communication of such notice by E- mail or facsimile transmission not less than twenty-four (24) hours before the meeting. Unless the notice indicates otherwise, any and all business may be transacted at a special meeting.

Section 5. Quorum.

            At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum is not present, a majority of those present may adjourn the meeting to another place within the State of Delaware, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings Bv Conference Telephone.

            Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other and such participation shall constitute presence in person at the meeting.

Section 7. Conduct of Business.

            At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all of the director's consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

            The Board of Directors may, except as prohibited by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                   (1)       To declare dividends from time to time in accordance with law;

                   (2)       To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                   (3)       To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                   (4)       To remove any officer of the Corporation with or without cause, and from time to time to confer the powers and duties of any officer upon any other person for the time being;

                   (5)       To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                   (6)       To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                   (7)       To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

                   (8)       To adopt from time to time regulations, not inconsistent with these By-laws and the Corporation's Certificate of Incorporation, for the management of the Corporation's business and affairs.

ARTICLE III COMMITTEES

Section 1. Committees of the Board of Directors.

            The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as the Board may thereby confers, to serve at the pleasure of the Board and shall, for those committees elect directors to serve as members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2. Conduct of Business.

            Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members of any committee; all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV OFFICERS

Section 1. Officers.

            The officers of the Corporation shall be elected by the Board of Directors, and shall include a President, a Secretary, a Treasurer, and such other officers as may be elected from time to time in accordance with these By-laws.

Section 2. Term.

            Each officer of the Corporation shall serve at the pleasure of the Board of Directors, and the Board may remove any officer at any time with or without cause.

Section 3. Authority and Duties.

            All officers of the Corporation shall have such authority and perform such duties in the management of the property and affairs of the Corporation as generally pertain to their respective offices, as well as such authority and duties as may be determined by the Board of Directors.

Section 4. Execution of Instruments.

            Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures, and contracts shall be executed by the President, any Vice President, the Secretary, the Treasurer, or such officers or employees as the Board of Directors or any of such designated officers may direct.

Section 5. Compensation.

            The Board of Directors shall have power to fix, or to delegate the power to fix, the compensation for services in any capacity of all officers of the Corporation. The Board of Directors shall have the authority to establish, within legal limits, such pension, retirement, stock purchase and stock option plans, and such other fringe benefit plans for the benefit of officers of the Corporation as it deems to be in the best interest of the Corporation.

Section 6. Action with Respect to Securities of Other Corporations.

            Unless otherwise directed by the Board of Directors, the President, any Vice President, the Secretary, the Treasurer or any officer of the Corporation authorized by such officers shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V STOCK

Section 1. Certificates of Stock.

            Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

            Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 3. Record Date.

            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

            In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4. Lost. Stolen. Or Destroyed Certificates.

            In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or indemnity.

ARTICLE VI NOTICES

Section 1. Notices.

            Except as otherwise specifically provided herein or required by law, all notices required to be given under these Bylaws shall be in writing and shall be deemed given if delivered by hand, deposited in the mails, postage paid, or sent by E-mail or facsimile transmission. Any such notice shall be addressed to person his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand-delivered, or dispatched, if otherwise delivered shall be the time of the giving of the notice.

Section 2. Waivers.

            A written waiver of any notice, signed by the person entitled to receive such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given.

ARTICLE VII MISCELLANEOUS

Section 1. Corporate Seal.

            The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 2. Reliance Upon Books, Reports and Records.

            Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3. Fiscal Year.

            The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 4. Time Periods.

            In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII INDEMNIFICATION OF DIRECTORS AND Officers

Section 1. Right to Indemnification.

            Each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

            The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only on delivery to the Corporation of an undertaking (hereinafter an undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.

            If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

            The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders, or disinterested directors or otherwise.

Section 5. Insurance.

            The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

            The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX AMENDMENTS
These By-Laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders.
WRITTEN ACTION OF INCORPORATOR OF EDISON CAPITAL RESERVES CORPORATION

            THE UNDERSIGNED, being the sole incorporator of Edison Capital Reserves Corporation, a Delaware corporation (the "Corporation"), hereby adopts the following resolutions pursuant to Sections 107 and 108 of the Delaware General Corporation Law:

            RESOLVED, that the Bylaws attached hereto shall be the Bylaws of the Corporation.

            RESOLVED, that the following persons are hereby elected to serve as the initial directors of the Corporation until the first annual meeting of the Corporation or until their successors are elected and duly qualify and that they shall constitute the directors of the Corporation:

1. Anthony J. Kamerick 2. Ellen Sheriff Rogers 3. Joan L. Dobrzynski

            This written consent shall be inserted into the minute book of the Corporation.

            IN WITNESS WHEREOF, the undersigned sole incorporator has executed this written consent as of the 29th day of November, 2000.

/s/ Kimberlee A. Poteet Kimberlee A. Poteet Incorporator